Image P2P Trading Group Limited

Consolidated Financial Statements

September 30, 2017 and 2016

Image P2P Trading Group Limited

Consolidated Balance Sheets

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$161,524	$1,667
Accounts receivable, net	1,292,066	40,075
Other receivables and other current assets	408,358	7,757
Inventories	631,749	448,673
Advances and prepayment to suppliers	500,883	36,419
Prepaid expenses	10,344	10,788
Prepaid taxes and taxes recoverable	105,328	101,039
Due from related parties	787,437	-
Total current assets	$3,897,689	$646,418

Non-current assets
Plant and equipment, net	11,132,706	11,148,280
Construction in progress and prepayment for equipment	77,621	5,032
Intangible assets, net	518,565	499,596
Other assets	101,375	97,247
Total Assets	$15,727,956	$12,396,573

Liabilities and Stockholders’ Equity
Current liabilities
Short-term bank loans	$2,554,662	$720,773
Long-term debt – current portion	300,549	1,009,082
Accounts payable	794,817	619,933
Taxes payable	42,904	-
Accrued liabilities and other payables	957,776	216,383
Customers advances and deposits	25,244	11,421
Due to related parties	5,494,595	4,004,718
Total current liabilities	$10,170,547	$6,582,310

Long-term liabilities
Long-term bank loans	1,888,846	1,797,222
Total Liabilities	$12,059,393	$8,379,532

Stockholders’ Equity
Paid in capital	5,841,155	5,841,155
Accumulated deficit	(1,788,943)	(1,280,576)
Accumulated other comprehensive income	(383,649)	(543,538)
Total Stockholders’ Equity	3,668,563	4,017,041

Total Liabilities and Stockholders’ Equity	$15,727,956	$12,396,573

See accompanying notes to the financial statements

F-3

Image P2P Trading Group Limited

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Net revenues	$40,981	$24,318	$1,209,107	$24,318
Cost of revenues	45,991	-	1,206,693	-
Gross profit (loss)	(5,010)	24,318	2,414	24,318

Operating expenses:
Selling and marketing expenses	22,008	8,120	71,521	8,120
General and administrative expenses	45,954	88,816	233,771	429,002

Operating loss	(72,972)	(72,618)	(302,878)	(412,804)

Other income (expenses):
Government subsidy	61	(24,482)	6,098	-
Interest income	(40)	-	-	-
Interest expense	(56,089)	(49,733)	(182,200)	(118,632)
Other expense	-	-	(29,387)	-
	(56,068)	(74,215)	(205,489)	(531,436)

Net loss before tax	(129,040)	(146,833)	(508,367)	(531,436)

Income tax	-	-	-	-

Net loss	$(129,040)	$(146,833)	$(508,367)	$(531,436)

Other comprehensive income:
Foreign currency translation gain	69,909	110,553	159,889	383,891
Comprehensive loss	$(59,131)	$(36,280)	$(348,478)	$(147,545)

Loss per share
Basic and diluted earnings per share	$(25.78)	$(29.34)	$(101.57)	$(106.18)
Basic and diluted weighted average shares outstanding	5,005	5,005	5,005	5,005

See accompanying notes to the financial statements

F-4

Image P2P Trading Group Limited

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended
	September 30,
	2017	2016
Cash flows from operating activities
Net income	$(508,367)	$(531,436)
Amortization of intangible assets	5,305	5,487
Depreciation of fixed assets	491,480	498,356
Increase in accounts and other receivables	(1,600,850)	(23,657)
Increase in inventories	(160,384)	(175,020)
Increase in advances and prepayments to suppliers	(451,752)	(14,099)
Increase in accounts and other payables	903,156	28,585
Net cash provided by (used in) operating activities	(1,321,412)	(211,784)

Cash flows from investing activities
Purchase of plant and equipment	(13,493)	(1,427,498)
Purchases of intangible assets and land use rights	(3,115)	-
Prepayments for building construction and equipment	(70,768)	(105,338)
Loan proceeds receivable from related parties	-	412,608
Increase/(decrease) in security deposits	-	-
Net cash used in investing activities	(87,376)	(1,120,228)

Cash flows from financing activities
Proceeds of owners’ injection of capital	643	15,031
Proceeds from bank borrowings	2,376,684	666,386
Repayment of bank borrowings	(1,333,147)	-
Borrowing and payments to related parties, net	520,492	356,103
Net cash provided by financing activities	1,564,672	1,037,520

Effect of foreign currency translation on cash and cash equivalents	3,973	327,743

Net increase of cash and cash equivalents	159,857	61,449
Cash and cash equivalents–beginning of period	1,667	1,781
Cash and cash equivalents–end of period	$161,524	$63,230

Supplementary cash flow information:
Interest received	$-	$-
Interest paid	$182,200	$118,632
Income taxes paid	$-	$-

See accompanying notes to the financial statements

F-5

Image P2P Trading Group Limited

Notes to Financial Statements

(Unaudited)

1.	THE COMPANY AND PRINCIPAL BUSINESS ACTIVITIES

Image P2P Trading Group Limited (the “Company”) was incorporated in the British Virgin Islands (“BVIs”) on April 21, 2015. The Company, through its direct and indirect wholly owned subsidiaries, is in the business of producing, marketing and selling tea polyphenoli-based products. The Company’s operations are located in the People’s Republic of China (“PRC”).

Asia Grand Will (“AGW”) was incorporated on March 18, 2017 in the Hong Kong SAR. AGW wholly owns Fuzhi Yuan (Shenzhen) Holdings Limited (“FYSZ”) which was established on June 20, 2017 in the PRC. FYSZ is a wholly owned foreign entity. FYSZ wholly owns Jiangxi Fu Zhi Yuan Biotechnology Limited (“JXFZYBL”), which was established on January 5, 2013 in the PRC. FYSZ acquired JXFZYBL on July 14, 2017. AGW and FYSZ are intermediary holding companies. The Company conducts its operations through JXFZYB. The Company acquired AGW on Jul 28, 2017. AGW established FYSZ on May 25, 2017.

The reorganization of the Company and its subsidiaries via acquisitions detailed above, by and amongst the Company and AGW, FYSZ, and JXFZYBL, have been accounted for under US GAAP as business combinations under common control as the Company, the legal acquirer, and AGW, FYSZ, and JXFZYBL, the legal acquirees, were entities controlled directly or indirectly by the same group of shareholders. JXFZYBL, immediately before being acquired by FYSZ, was 91% and 9% owned by Messrs. Peng Qiu and Mingguang Li, respectively; pursuant to the reorganization where the Company acquired 100% of AGW, which owns 100% of FYSZ, and FYSZ acquiring 100% of JXFZYBL, Messrs. Peng Qiu and Mingguang Li were issued 4,600 and 455 of the Company’s ordinary shares in exchange for their ownership in JXFZYBL. The Company’s historical stockholders’ equity has been retroactively restated whereby the acquisitions of AGW, FYSZ, and JXFZYBL were accounted for as a recapitalization of the Company.

On or about September 13, 2017, the Company completed the issuance of 44,945 new ordinary shares to thirty individuals for net proceeds to $44,495 or $1 per share. The Company expects to use the funds for general corporate purposes.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s consolidated financial statements are expressed in U.S. dollars.

(b)	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated. The consolidated financial statements include 100% of assets, liabilities, and net income or loss of those wholly-owned subsidiaries.

F-6

The Company’s subsidiaries are listed as follows:

Name of Company	Place of incorporation	Attributable equity interest %	Authorized capital
Asia Grand Will Limited	Hong Kong	100	HKD 1
Fuzhi Yuan (Shenzhen) Holdings Limited	PRC	100	RMB 500,000
Jiangxi Fu Zhi Yuan Biotechnology Co., Limited	PRC	100	RMB 50,000,000

(c)	Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

(d)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(e)	Accounts receivable

Accounts receivable are carried at the amounts invoiced to customers less allowance for doubtful accounts. The allowance is an estimate based on a review of individual customer accounts on a regular basis. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

The Company reviews the collectability of accounts receivable based on an assessment of historical experience, current economic conditions, and other collection indicators.

(f)	Inventories

Inventories consisting of finished goods and raw materials are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor, inbound shipping costs, and an appropriate proportion of overhead. The Company using first in first out (“FIFO”) method of accounting for inventory.

(g)	Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of raw materials. Upon physical receipt and inspection of the raw materials from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

(h)	Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Equipment	3 - 10 years
Motor vehicles	4 - 5 years
Furniture and fixtures	5 - 10 years

The cost of maintenance and repairs is charged to expenses as incurred, whereas significant renewals and betterments are capitalized.

F-7

(i)	Construction in progress and prepayments for equipment

Construction in progress represents direct and indirect construction or acquisition costs for buildings. Prepayments for equipment represents advances and down-payments for equipment that is either yet to be delivered or has been delivered but requires installation and testing in order to be put in to use. Amounts recorded as construction in progress and prepayments for equipment are transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. The Company’s begins depreciating those assets when they have transferred to plant and equipment and put into use.

(j)	Land use rights

Land use rights are carried at cost and amortized on a straight-line basis over a specified period. Amortization is provided using the straight-line method over the life of 50 years.

(k)	Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry or new technologies. Impairment is present if carrying amount of an asset is less than its undiscounted cash flows to be generated.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(l)	Revenue recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposits. The Company’s revenue consists of invoiced value of goods, net of a value-added tax (VAT).

(m)	Advertising

All advertising costs are expensed as incurred. Advertising expense for the nine months ended September 30, 2017 and 2016 were $11,377 and $nil, respectively.

(n)	Shipping and handling

Outbound shipping and handling are expensed as incurred.

(o)	Research and development

All research and development costs are expensed as incurred. Research and development expense were $39,766 and $12,146 for the nine months ended September 30, 2017 and 2016.

(p)	Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as a part of overhead.

F-8

(q)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

(r)	Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

(s)	Foreign currency translation

The accompanying financial statements are presented in United States dollars (“USD”). The functional currency of the Company is the USD. The functional currency of AGW is the Hong Kong dollar (“HKD”). The functional currency of SZFY and JXFZYBL is the Renminbi (“RMB”). The financial statements of the Companies subsidiaries have been translated into United States dollars from RMB and HKD at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Exchange Rates	9/30/2017	12/31/2016	9/30/2016
Period end RMB: US$ exchange rate	6.6545	6.9472	6.66792
Average RMB: US$ exchange rate	6.8057	6.6418	6.57958

Period end HKD: US$ exchange rate	7.8150	7.7617	7.7547
Average HKD: US$ exchange rate	7.7731	7.7521	7.7632

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

(t)	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-9

(u)	Financial instruments

The Company’s accounts for financial instruments in accordance to ASC Topic 820, “Fair Value Measurements and Disclosures,” which requires disclosure of the fair value of financial instruments held by the Company and ASC Topic 825, “Financial Instruments,” which defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

(v)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(w)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income includes the foreign currency translation adjustment and unrealized gain or loss.

(x)	Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable assets acquired in a business combination. In accordance with FASB ASC Topic 350, “Goodwill and Other Intangible Assets”, goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis.

(y)	Recent accounting pronouncements

On January 5, 2016, the FASB issued ASU 2016-01 “Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Although the ASU retains many current requirements, it significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. The ASU also amends certain disclosure requirements associated with the fair value of financial instruments. The new standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017.

On February 25, 2016, the FASB issued ASU 2016-02 “Leases (Topic 842)”, its new standard on accounting for leases. ASU 2016-02 introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in ASC 606, the FASB’s new revenue recognition standard (e.g., those related to evaluating when profit can be recognized).

F-10

Furthermore, the ASU addresses other concerns related to the current leases model. For example, the ASU eliminates the requirement in current U.S. GAAP for an entity to use bright-line tests in determining lease classification. The standard also requires lessors to increase the transparency of their exposure to changes in value of their residual assets and how they manage that exposure. The new model represents a wholesale change to lease accounting. As a result, entities will face significant implementation challenges during the transition period and beyond, such as those related to:

Applying judgment and estimating.

●	Managing the complexities of data collection, storage, and maintenance.
●	Enhancing information technology systems to ensure their ability to perform the calculations necessary for compliance with reporting requirements.
●	Refining internal controls and other business processes related to leases.
●	Determining whether debt covenants are likely to be affected and, if so, working with lenders to avoid violations.
●	Addressing any income tax implications.

The new guidance will be effective for public business entities for annual periods beginning after December 15, 2018 (e.g., calendar periods beginning on January 1, 2019), and interim periods therein.

On March 15, 2016, the FASB issued ASU 2016-07 “Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting”, which simplifies the equity method of accounting by eliminating the requirement to retrospectively apply the equity method to an investment that subsequently qualifies for such accounting as a result of an increase in the level of ownership interest or degree of influence. Consequently, when an investment qualifies for the equity method (as a result of an increase in the level of ownership interest or degree of influence), the cost of acquiring the additional interest in the investee would be added to the current basis of the investor’s previously held interest and the equity method would be applied subsequently from the date on which the investor obtains the ability to exercise significant influence over the investee. The ASU further requires that unrealized holding gains or losses in accumulated other comprehensive income related to an available-for-sale security that becomes eligible for the equity method be recognized in earnings as of the date on which the investment qualifies for the equity method.

The guidance in the ASU is effective for all entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years; early adoption is permitted for all entities. Entities are required to apply the guidance prospectively to increases in the level of ownership interest or degree of influence occurring after the ASU’s effective date. Additional transition disclosures are not required upon adoption.

On March 17, 2016, the FASB issued ASU 2016-08 “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, which amends the principal-versus-agent implementation guidance and illustrations in the Board’s new revenue standard (ASU 2014-09). The FASB issued the ASU in response to concerns identified by stakeholders, including those related to (1) determining the appropriate unit of account under the revenue standard’s principal-versus-agent guidance and (2) applying the indicators of whether an entity is a principal or an agent in accordance with the revenue standard’s control principle. Among other things, the ASU clarifies that an entity should evaluate whether it is the principal or the agent for each specified good or service promised in a contract with a customer. As defined in the ASU, a specified good or service is “a distinct good or service (or a distinct bundle of goods or services) to be provided to the customer.” Therefore, for contracts involving more than one specified good or service, the entity may be the principal for one or more specified goods or services and the agent for others.

F-11

The ASU has the same effective date as the new revenue standard (as amended by the one-year deferral and the early adoption provisions in ASU 2015-14). In addition, entities are required to adopt the ASU by using the same transition method they used to adopt the new revenue standard.

On March 30, 2016, the FASB issued ASU 2016-09 “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows.

The ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those annual reporting periods.

The Company is currently assessing the above the accounting pronouncements and their potential impact from their adoption on the financial statements.

3.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon the liquidation of current assets. For the nine months ended September 30, 2017 and 2016, the Company reported net losses of $508,367 and $289,744, respectively. The Company had working capital deficit of approximately $6.0 million and $5.9 million as of September 30, 2017 and December 31, 2016. In addition, the Company had net cash outflows of $1,321,412 and net cash inflow of $3,753,186 from its operating activities during the nine months ended September 30, 2017 and 2016. These conditions still raise a substantial doubt as to whether the Company may continue as a going concern.

In an effort to improve its financial position, the Company is working to obtain new working capital through a reverse merger with a publicly listed entity and shortly thereafter the sales of equity or debt securities by the listed entity to investors for cash to fund operations and further expansion.

4.	ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of September 30, 2017 and December 31, 2016:

	2017	2016
Accounts receivable	$1,292,066	$40,075
Less: Allowance for doubtful accounts	-	-
	$1,292,066	$40,075

All accounts receivables have been outstanding for less than 365 days.

5.	INVENTORIES

Inventories consisted of the following as of September 30, 2017 and December 31, 2016:

	2017	2016
Raw materials	$116,864	$189,746
Finished goods	514,885	258,927
	$631,749	$448,673

F-12

6.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of September 30, 2017 and December 31, 2016:

	2017	2016
At Cost:
Buildings	$6,127,627	$5,865,546
Equipment	6,023,139	5,779,506
Motor vehicles	50,578	48,518
Furniture and fixtures	22,328	19,071
	$12,223,672	$11,712,641

Less: Accumulated depreciation	1,090,966	564,361

	$11,132,706	$11,148,280

Depreciation expenses translated at the average exchange rates for the nine months ended September 30, 2017 and 2016 were $491,480 and $498,356, respectively.

7.	INTANGIBLE ASSETS

Intangible assets consisted of the following as of September 30, 2017 and December 31, 2016:

	2017	2016
Land use rights, at cost	545,690	520,412

Less: Accumulated amortization	27,125	20,816
	$518,565	$499,596

Amortization expenses translated at the average exchange rates for nine months ended September 30, 2017 and 2016 were $5,305 and $5,487, respectively.

8.	SHORT TERM BANK LOANS

Short term loans consisted of the following as of September 30, 2017 and December 31, 2016:

	2017	2016
Jiangxi Rural Credit Union & Rural Commercial bank	$-	$720,773
Jiangxi Rural Credit Union & Rural Commercial bank	1,502,742	-
Jiangxi Rural Credit Union & Rural Commercial bank	751,371	-
Jiangxi Rural Credit Union & Rural Commercial bank	300,549	-
	$2,554,662	$720,773

On March 16, 2016, JXFZYBL entered into short-term loans with Jiangxi Rural Credit Union & Rural Commercial Bank due on March 9, 2017. The loan was for general working capital purposes in the amount of $720,773 (RMB 5,000,000). The loan carried an interest rate of 6.30% and was secured by personal guarantee of Mr. Peng Qiu, the authorized representative of JXFZBL and Director of the Company.

On March 30, 2017, JXFZYBL entered into a short-term loan with Jiangxi Rural Credit Union & Rural Commercial Bank due on March 28, 2018. The loan was for general working capital purposes in the amount of $1,502,742 (RMB 10,000,000). The loan carried an interest rate of 6.30% and was secured by personal guarantee of Mr. Peng Qiu, the authorized representative of JXFZBL and Director of the Company and Mr. Ming Guang Li, a friend of Mr. Peng Qiu.

F-13

On April 28, 2017, JXFZYBL entered into a bank loan with Jiangxi Rural Credit Union & Rural Commercial Bank due on April 25, 2020. The loan was for general working capital purposes in the amount of $751,371 (RMB 5,000,000). The loan carried an interest rate of 4.35% and was secured by personal guarantee of Mr Peng Qiu, the authorized representative of JXFZBL and Director of the Company and Mr. Ming Guang Li, a friend of Mr. Peng Qiu.

On May 18, 2017, JXFZYBL entered into a bank loan with Jiangxi Rural Credit Union & Rural Commercial Bank due on April 25, 2020. The loan was for general working capital purposes in the amount of $300,549 (RMB 2,000,000). The loan carried an interest rate of nil and requires annual review by the bank to meet certain criteria or else the loan will become due on demand.

9.	LONG TERM LOAN

Long term loan consisted of the following as of September 30, 2017 and December 31, 2016:

	2017	2016
Current portion	$300,549	$1,009,082
Long term portion	1,888,846	1,797,222
	$2,189,395	$2,806,304

On October 30, 2015, the Company entered into a loan agreement with Industrial and Commercial Bank of China – Wan An County Branch for an interest-only construction loan in the amount of approximately $2,403,808 (RMB 15,000,000). The loan bares an adjustable interest rate, at the time origination was 4.75%. The interest rates are adjustable every twelve months. The interest only construction loan was collateralized by the lands and buildings off the Company with variable maturity dates of up to 5 years.

On January 15, 2015, the Company entered into a loan agreement with Wan An County Xin Yuan Industrial Development Ltd Co. for an interest only loan in the amount of approximately $801,269 (RMB 5,000,000). The loan bares a fixed interest rate at 4.983% with a maturity date of May 4, 2017. The Company repaid the loan upon maturity.

As of September 30, 2017, the Company had made principal repayments of $720,773 (RMB 5,000,000), the difference in balances between September 30, 2017 and December 31, 2016 was a result of the change of exchange rates in effect at those points in time.

Loan maturity schedule as of September 30, 2017 and December 31, 2016:

	2017	2016
Due in one year	$284,369	$989,885
Due in two years	434,643	413,267
Due in three years	584,917	557,421
Due in four years	885,466	845,731
Due in five years	-	-
Due in greater than five years	-	-
	$2,189,395	2,806,304

F-14

10.	INCOME TAXES

The Company’s primary operations are in the PRC, and in accordance with the relevant tax laws and regulations. The corporate income tax rate for each country is as follows:

●	PRC tax rate is 25%.

The Company is registered the British Virgin Islands, which is a tax-exempt region.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the nine months ended September 30, 2017 and 2016:

	2017	2016
Income attributed to foreign operations	$(508,367)	$(531,436)
Loss attributed to US	-	-
Income before tax	(508,367)	$(531,436)

PRC Statutory Tax at 25% Rate	(127,092)	(132,859)
Effect of tax exemption and operating losses	127,092	132,859
Income tax	$-	$-

The difference between the U.S. federal statutory income tax rate and the Company’s effective tax rate was as follows for nine months ended September 30, 2017 and 2016:

	2017	2016
U.S. federal statutory income tax rate	34.0%	34.0%
Lower rates in PRC, net	(9.0%)	(9.0%)
Net operating losses in PRC and other jurisdictions	(25.0%)	(25.0%)
The Company’s effective tax rate	0.0%	0.0%

11.	RELATED PARTY TRANSACTIONS

Related parties’ relationships as follows:

Mr. Peng Qiu	Director, CEO and Majority Shareholder of the Company
Ms. Min Huang	Mr. Peng Qiu’s spouse
Mr. Yi Sheng Qiu	Mr. Peng Qiu’s father
Wan An Fu Zhi Yuan Cha Ye Ltd. Co.	Mr. Peng Qiu, CEO of the Company as shareholder and officer.
WanAn MingChaYuan Chaye Zhongzhi Cooperative

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Amounts due from related parties as of September 30, 2017 and December 31, 2016:

	2017	2016
WanAn MingChaYuan Chaye Zhongzhi Cooperative	$787,437	$-
	$787,437	$-

The outstanding receivables from WanAn MingChaYuan Chaye Zhongzhi Cooperative comprised of bank loan proceeds received in trust on behalf of the Company as required by the bank. These amounts are due on demand and are non-interest bearing.

Amounts due to related parties as of September 30, 2017 and December 31, 2016:

	2017	2016
Mr. Peng Qiu	$4,952,532	$3,484,730
Mr. Yi Sheng Qiu	542,063	519,988
	$5,494,595	$4,004,718

The outstanding payables due to Peng Qiu and Mr. Yi Sheng Qiu comprised of working capital advances and borrowings. These amounts are due on demand and are non-interest bearing.

Advances and prepayments to suppliers as of September 30, 2017 and December 31, 2016:

	2017	2016
Wan An Fu Zhi Yuan Cha Ye Ltd. Co.	$9,317	$8,938

The advances and prepayments to suppliers account includes an outstanding balance paid to Wan An Fu Zhi Yuan Cha Ye Ltd. Co. for the purchase of tea leaves, a primary raw material, in the normal course of business. These amounts are due on demand and are non-interest bearing. The advances and prepayments to suppliers account balance is reduced when the Company takes physical delivery of the inventory.

Accounts Payables as of September 30, 2017 and December 31, 2016:

	2017	2016
Wan An Huan Sheng Biomass Energy Ltd. Co.	$178,138	$73,377

The accounts payables to related party includes an outstanding balance payable to Wan An Huan Sheng Biomass Energy Ltd. Co. for purchases of raw materials in the normal course of business.

12.	RISKS

A.	Credit risk

The Company is subject to risk borne from credit extended to customers.

JXFZYBL’s bank deposits are with banks located in the PRC. These banks do not carry federal deposit insurance.

B.	Interest risk

The Company is subject to interest rate risk when its loans become due and require refinancing.

C.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

D.	Inflation risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed on the Company’s customers could adversely impact the Company’s results of operations.

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13.	SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

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